SCHEDULE 14A INFORMATION

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SOUTHWEST IOWA RENEWABLE ENERGY, LLC
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Your vote is important. Please vote today! Vote by: May 21, 2020 Control Number: 0123456789012345	Ways to Vote

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This email represents the following unit(s):

SOUTHWEST IOWA RENEWABLE ENERGY, LLC	123,456,789,012.00000
SOUTHWEST IOWA RENEWABLE ENERGY, LLC	123,456,789,012.00000
SOUTHWEST IOWA RENEWABLE ENERGY, LLC	123,456,789,012.00000
SOUTHWEST IOWA RENEWABLE ENERGY, LLC	123,456,789,012.00000
SOUTHWEST IOWA RENEWABLE ENERGY, LLC	123,456,789,012.00000
SOUTHWEST IOWA RENEWABLE ENERGY, LLC	123,456,789,012.00000

Dear Valued SIRE Member:

We recently distributed materials for the 2020 Annual Meeting of Members to your address by mail. These materials include important information regarding proposed amendments to our Operating Agreement which are vital to your interests as a Series A member, including updating the Operating Agreement to remove the Series B and C Units, which were previously owned by Bunge and ICM. You can access these materials electronically and vote on these matters using your Control Number and the “Vote Now” link above.

If you have already voted, thank you and no further action is necessary. If you have not voted, we urge you to review these materials and use the electronic link in this email to vote.

Thank you.

Important Materials: Proxy Statement 10-K Wrap Shareholder Letter Annual Report

For holders as of March 23, 2020

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P.O. Box 1310, Brentwood, NY 11717
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